Exhibit 99.1

CLS Holdings USA Announces Letter of Intent with Pure Harvest Cannabis Producers
Plans to Enter Nevada, Oregon and California Cannabis Markets
BOULDER, CO -- (Accesswire) –June 30, 2017 – CLS Holdings USA, Inc. (OTCQB: CLSH) or the “Company”, a diversified cannabis company operating as Cannabis Life Sciences, announced today that it has entered into a non-binding letter of intent with privately owned Pure Harvest Cannabis Producers, Inc. of Las Vegas, Nevada.
Pure Harvest (www.PureHarvestCannabis.com) is a science-based medical cannabis company led by a team of respected veterans in business and in the cannabis industry. Pure Harvest plans to become a licensed vertically integrated cannabis business involved in all aspects of the cannabis cycle including plant science, cultivation, production, medical and recreational dispensaries, and delivery.
Pure Harvest intends to accomplish this through an active acquisition strategy combined with greenfield development. Pure Harvest has recently signed non-binding letters of intent to acquire two high potential cannabis verticals that operate in Nevada.  The CEO of Pure Harvest, David Lamadrid, is expected to join CLS Holdings as the new CEO if and when the transaction is closed.
Upon closing, CLS Holdings is expected to relocate to Las Vegas, Nevada and change its name to “Pure Harvest Cannabis Group, Inc.”  The letter of intent is subject to a number of conditions and contingencies, including due diligence to be performed by both parties.
Jeffery Binder, the Chairman of CLS Holdings, who is expected to remain on the combined company’s board of directors stated, “We have been seeking a value add transaction with a company involved in the production and/or distribution of cannabis and are pleased and excited about the potential the Pure Harvest transaction offers our shareholders. We believe that Pure Harvest has an experienced team with strong potential to emerge as one of the most dominant cannabis operators in the Western US.”
About Pure Harvest Cannabis Producers, Inc.:
Pure Harvest is an emerging privately owned development-stage company formed to become a licensed cannabis producer and distributor of high quality cannabis products to support patient wellness and healthy living.  Initial target markets include Nevada, Oregon, and California. Pure Harvest has negotiated general business acquisition terms for two Nevada-based cannabis vertical operators under respective non-binding letters of intent.  The founders and management team of Pure Harvest are veterans in business and the US cannabis industry with a combined 25 years of experience. (www.PureHarvestCannabis.com)
About CLS Holdings:
CLS Holdings USA, Inc. (OTCQB: CLSH) plans to become a diversified cannabis company, specializing in the extraction and conversion of cannabinoids. CLS stands for “Cannabis Life Sciences,” in recognition of the Company’s patent pending proprietary method of extracting various cannabinoids from the marijuana plant and converting them into a higher quality and quantity of products. The Company’s business model includes licensing operations, processing operations, processing facilities, sale of products, brand creation and consulting services.

Forward Looking Statements:
This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to anticipated future events, future results of operations or future financial performance. These forward-looking statements include, but are not limited to, statements relating to whether certain transactions will be completed, the terms of such transactions, the descriptions of the companies and the business that the target company could bring to CLS Holdings. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.
These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.
We cannot guarantee future results, levels of activity or performance and we cannot guaranty that the proposed transactions described in this press release will occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. These cautionary statements should be considered together with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.